Exhibit 99.1

                                      PRESS RELEASE
                                                For further information contact:
                                                Edward F. Ruttenberg
                                                Phone: (412) 422-2377
                                                Fax:      (412) 422-2378
                                                Release No:  2005-08

(BW) (NY-AMERICAN-LOCKER-GROUP) (NASDAQ:ALGIE) STEVEN BREGMAN APPOINTED TO BOARD OF DIRECTORS OF AMERICAN LOCKER GROUP INCORPORATED

BUSINESS EDITOR

JAMESTOWN, NY- (BUSINESS WIRE) June 10, 2005 American Locker Group Incorporated announced that it appointed Steven Bregman as a Director of Company. Mr. Bregman also was appointed to serve as a member of the Audit Committee of the Board of Directors.

   Mr. Bregman, 46, has served as the President and Chief Operating Officer of FRMO Corp. (OTC BB: FRMO), an intellectual capital firm, since January 2001. Mr. Bregman also has served as President of Horizon Asset Management, a registered investment advisor, from 1994 to the present and was a co-founder of Horizon Research Group, an independent research firm, in 1995.

Safe Harbor Statement under the Private Securities Litigation Reform Act Of 1995

Except for historical information contained in this press release, the matters discussed herein which contain forward-looking statements, including without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations, and intentions are subject to change at any time at the discretion of the Company, (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, and (iii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.
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